Exhibit 24.1

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James A. Hillebrand and T. Clay Stinnett, or either one of them, as his or her attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf individually and in each capacity stated below a Registration Statement on Form S-4 (or any other appropriate form), and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended, (the “Securities Act”) of shares of the common stock, no par value, of Stock Yards Bancorp, Inc., a Kentucky corporation (“Stock Yards Bancorp”), to be issued in connection with the acquisition of Kentucky Bancshares, Inc., a Kentucky corporation (“Kentucky Bancshares”), in accordance with the terms of that certain Agreement and Plan of Merger, dated as of January 27, 2021, by and among Stock Yards Bancorp, Kentucky Bancshares, and H. Meyer Merger Subsidiary, Inc., a Kentucky corporation and a direct, wholly owned subsidiary of Stock Yards Bancorp, as the registrant deems appropriate, and to file the same, with exhibits thereto and other documents in connection therewith, including without limitation, a registration statement filed pursuant to Rule 462(b) under the Securities Act, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power of authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand as of March 19, 2021.

/s/ James A. Hillebrand	/s/ J. McCauley Brown
James A. Hillebrand Chairman of the Board and CEO	J. McCauley Brown Director
/s/ T. Clay Stinnett	/s/ Donna L. Heitzman
T. Clay Stinnett EVP and CFO (Principal Financial Officer)	Donna L. Heitzman Director
/s/ Michael B. Newton	/s/ Carl G. Herde
Michael B. Newton SVP and Principal Accounting Officer	Carl G. Herde Director
/s/ David P. Heintzman	/s/ Richard A. Lechleiter
David P. Heintzman Director	Richard A. Lechleiter Director
/s/ Stephen M. Priebe	/s/ John L. Schutte
Stephen M. Priebe Director	John L. Schutte Director
/s/ Norman Tasman	/s/ Kathy C. Thompson
Norman Tasman Director	Kathy C. Thompson Director
/s/ Paul J. Bickel III
Paul J. Bickel III Director